May 20, 2026 Registration Statement Nos. 333-293684 and 333-293684-01; Rule 424(b)(2)
Pricing supplement to product supplement no. 3-I dated April 17, 2026, underlying supplement no. 1-I dated April 17, 2026 and the prospectus and prospectus supplement, each dated April 17, 2026
JPMorgan Chase Financial Company LLC
Structured Investments
$1,000,000
Auto Callable Contingent Interest Notes Linked to the Least Performing
of the S&P 500® Index, the iShares® MSCI EAFE ETF and the iShares®
MSCI Emerging Markets ETF due May 22, 2031
Fully and Unconditionally Guaranteed by JPMorgan Chase & Co.
• The notes are designed for investors who seek a Contingent Interest Payment with respect to each Quarterly Monitoring
Period during which, on each day, the closing value of each of the S&P 500® Index, the iShares® MSCI EAFE ETF and the iShares® MSCI Emerging Markets ETF, which we refer to as the Underlyings, is greater than or equal to 70.00% of its
Strike Value, which we refer to as an Interest Barrier.
• The notes will be automatically called if the closing value of each Underlying on any Review Date (other than the final
Review Date) is greater than or equal to its Strike Value.
• The earliest date on which an automatic call may be initiated is August 19, 2026.
• Investors should be willing to accept the risk of losing a significant portion or all of their principal and the risk that no
Contingent Interest Payment may be made with respect to some or all Quarterly Monitoring Periods.
• Investors should also be willing to forgo fixed interest and dividend payments, in exchange for the opportunity to receive
Contingent Interest Payments.
• The notes are unsecured and unsubordinated obligations of JPMorgan Chase Financial Company LLC, which we refer to as JPMorgan Financial, the payment on which is fully and unconditionally guaranteed by JPMorgan Chase & Co. Any payment on the notes is subject to the credit risk of JPMorgan Financial, as issuer of the notes, and the credit risk of JPMorgan Chase & Co., as guarantor of the notes.
• Payments on the notes are not linked to a basket composed of the Underlyings. Payments on the notes are linked to the performance of each of the Underlyings individually, as described below.
• Minimum denominations of $1,000 and integral multiples thereof
• The notes priced on May 20, 2026 and are expected to settle on or about May 26, 2026. The Strike Value of each
Underlying has been determined by reference to the closing value of that Underlying on May 19, 2026 and not by reference to the closing value of that Underlying on the Pricing Date.
• CUSIP: 46661ACA6
Investing in the notes involves a number of risks. See “Risk Factors” beginning on page S-2 of the accompanying prospectus supplement, “Risk Factors” beginning on page PS-12 of the accompanying product supplement and
“Selected Risk Considerations” beginning on page PS-5 of this pricing supplement.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this pricing supplement or the accompanying product supplement, underlying supplement, prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.
Price to Public (1)
Fees and Commissions (2)
Proceeds to Issuer
Per note
$1,000
$6
$994
Total
$1,000,000
$6,000
$994,000
(1) See “Supplemental Use of Proceeds” in this pricing supplement for information about the components of the price to public of the notes.
(2) J.P. Morgan Securities LLC, which we refer to as JPMS, acting as agent for JPMorgan Financial, will pay all of the selling commissions of $6.00 per $1,000 principal amount note it receives from us to other affiliated or unaffiliated dealers. See “Plan of
Distribution (Conflicts of Interest)” in the accompanying product supplement.
The estimated value of the notes, when the terms of the notes were set, was $969.50 per $1,000 principal amount note.
See “The Estimated Value of the Notes” in this pricing supplement for additional information.
The notes are not bank deposits, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and are not obligations of, or guaranteed by, a bank.

PS-1 | Structured Investments
Auto Callable Contingent Interest Notes Linked to the Least Performing of
the S&P 500® Index, the iShares® MSCI EAFE ETF and the iShares® MSCI
Emerging Markets ETF
Key Terms
Issuer: JPMorgan Chase Financial Company LLC, a direct, wholly owned finance subsidiary of JPMorgan Chase & Co.
Guarantor: JPMorgan Chase & Co.
Underlyings: The S&P 500® Index (Bloomberg ticker: SPX) (the
“Index”) and the iShares® MSCI EAFE ETF (Bloomberg ticker:
EFA) and the iShares® MSCI Emerging Markets ETF (Bloomberg
ticker: EEM) (each of the iShares® MSCI EAFE ETF and the
iShares® MSCI Emerging Markets ETF, a “Fund” and collectively, the “Funds”) (each of the Index and the Funds, an “Underlying” and collectively, the “Underlyings”)
Contingent Interest Payments: If the notes have not been
automatically called and the closing value of each Underlying on each day during a Quarterly Monitoring Period is greater than or equal to its Interest Barrier, you will receive on the applicable
Interest Payment Date for each $1,000 principal amount note a
Contingent Interest Payment equal to $35.375 (equivalent to a
Contingent Interest Rate of 14.15% per annum, payable at a rate of
3.5375% per quarter).
If the closing value of any Underlying on any day during a
Quarterly Monitoring Period is less than its Interest Barrier, no
Contingent Interest Payment will be made with respect to that
Quarterly Monitoring Period.
Contingent Interest Rate: 14.15% per annum, payable at a rate of
3.5375% per quarter
Interest Barrier: With respect to each Underlying, 70.00% of its
Strike Value, which is 5,147.527 for the Index, $71.344 for the
iShares® MSCI EAFE ETF and $44.982 for the iShares® MSCI
Emerging Markets ETF
Trigger Value: With respect to each Underlying, 60.00% of its
Strike Value, which is 4,412.166 for the Index, $61.152 for the
iShares® MSCI EAFE ETF and $38.556 for the iShares® MSCI
Emerging Markets ETF
Strike Date: May 19, 2026
Pricing Date: May 20, 2026
Original Issue Date (Settlement Date): On or about May 26, 2026
Quarterly Monitoring Periods: The period from but excluding the
Strike Date to and including the first Review Date, and each successive period from but excluding a Review Date to and
including the next succeeding Review Date
Review Dates*: August 19, 2026, November 19, 2026, February
19, 2027, May 19, 2027, August 19, 2027, November 19, 2027,
February 22, 2028, May 19, 2028, August 21, 2028, November 20,
2028, February 20, 2029, May 21, 2029, August 20, 2029,
November 19, 2029, February 19, 2030, May 20, 2030, August 19,
2030, November 19, 2030, February 19, 2031 and May 19, 2031
(final Review Date)
Interest Payment Dates*: August 24, 2026, November 24, 2026,
February 24, 2027, May 24, 2027, August 24, 2027, November 24,
2027, February 25, 2028, May 24, 2028, August 24, 2028,
November 24, 2028, February 23, 2029, May 24, 2029, August 23,
2029, November 23, 2029, February 22, 2030, May 23, 2030,
August 22, 2030, November 22, 2030, February 24, 2031 and the
Maturity Date
Maturity Date*: May 22, 2031
Call Settlement Date*: If the notes are automatically called on any
Review Date (other than the final Review Date), the first Interest
Payment Date immediately following that Review Date
Automatic Call:
If the closing value of each Underlying on any Review Date (other than the final Review Date) is greater than or equal to its Strike
Value, the notes will be automatically called for a cash payment, for each $1,000 principal amount note, equal to (a) $1,000 plus (b) the
Contingent Interest Payment, if any, applicable to the Quarterly
Monitoring Period ending on that Review Date, payable on the applicable Call Settlement Date. No further payments will be made on the notes.
Payment at Maturity:
If the notes have not been automatically called and the Final Value of each Underlying is greater than or equal to its Trigger Value, you will receive a cash payment at maturity, for each $1,000 principal amount note, equal to (a) $1,000 plus (b) the Contingent Interest
Payment, if any, applicable to the final Quarterly Monitoring Period.
If the notes have not been automatically called and the Final Value of any Underlying is less than its Trigger Value, your payment at maturity per $1,000 principal amount note will be calculated as follows:
$1,000 + ($1,000 × Least Performing Underlying Return)
If the notes have not been automatically called and the Final Value of any Underlying is less than its Trigger Value, you will lose more than 40.00% of your principal amount at maturity and could lose all of your principal amount at maturity.
Least Performing Underlying: The Underlying with the Least
Performing Underlying Return
Least Performing Underlying Return: The lowest of the
Underlying Returns of the Underlyings
Underlying Return:
With respect to each Underlying,
(Final Value – Strike Value)
Strike Value
Strike Value: With respect to each Underlying, the closing value of that Underlying on the Strike Date, which was 7,353.61 for the
Index, $101.92 for the iShares® MSCI EAFE ETF and $64.26 for
the iShares® MSCI Emerging Markets ETF. The Strike Value of
each Underlying is not the closing value of that Underlying on the Pricing Date.
Final Value: With respect to each Underlying, the closing value of that Underlying on the final Review Date
Share Adjustment Factor: With respect to each Fund, the Share
Adjustment Factor is referenced in determining the closing value of that Fund and is set equal to 1.0 on the Strike Date. The Share
Adjustment Factor of each Fund is subject to adjustment upon the occurrence of certain events affecting that Fund. See “The
Underlyings — Funds — Anti-Dilution Adjustments” in the
accompanying product supplement for further information.
* Subject to postponement in the event of a market disruption event and as described under “General Terms of Notes — Postponement of a
Determination Date — Notes Linked to Multiple Underlyings” and “General
Terms of Notes — Postponement of a Payment Date” in the accompanying product supplement or early acceleration in the event of an acceleration event as described under “General Terms of Notes — Consequences of an
Acceleration Event” in the accompanying product supplement and “Selected
Risk Considerations — Risks Relating to the Notes Generally — We May
Accelerate Your Notes If an Acceleration Event Occurs” in this pricing supplement

PS-2 | Structured Investments
Auto Callable Contingent Interest Notes Linked to the Least Performing of
the S&P 500® Index, the iShares® MSCI EAFE ETF and the iShares® MSCI
Emerging Markets ETF
How the Notes Work
Payments in Connection with Quarterly Monitoring Periods Preceding the Final Quarterly Monitoring Period
Payment at Maturity If the Notes Have Not Been Automatically Called
Total Contingent Interest Payments
The table below illustrates the hypothetical total Contingent Interest Payments per $1,000 principal amount note over the term of the notes based on the Contingent Interest Rate of 14.15% per annum, depending on how many Contingent Interest Payments are made prior to automatic call or maturity.
Number of Contingent
Interest Payments
Total Contingent
Interest Payments
20
$707.500
19
$672.125
18
$636.750
17
$601.375
The notes will be automatically
called on the applicable Call
Settlement Date and you will receive
(a) $1,000 plus (b) the Contingent
Interest Payment applicable to that
Quarterly Monitoring Period.
No further payments will be made
on the notes.
Quarterly Monitoring Periods (Other than the Final Quarterly Monitoring Period)
Review Dates (Other than Final
Review Date)
The closing value of
each Underlying is
greater than or equal
to its Strike Value.
The closing value of
any Underlying is less
than its Strike Value.
Strike
Value
You will receive a Contingent
Interest Payment on the applicable
Interest Payment Date.
Proceed to the next Quarterly
Monitoring Period.
The closing value of each
Underlying is greater than or
equal to its Interest Barrier on
each day during that Quarterly
Monitoring Period.
No
Automatic
Call No Contingent Interest Payment will
be made with respect to the
applicable Quarterly Monitoring
Period.
Proceed to the next Quarterly
Monitoring Period.
Compare the closing value of each Underlying on each Review Date to its Strike Value and its Interest Barrier on each day during the Quarterly
Monitoring Period ending on that Review Date until the final Quarterly Monitoring Period or any earlier automatic call.
Automatic
Call
The closing value of any
Underlying is less than its
Interest Barrier on any day
during that Quarterly
Monitoring Period.
The closing value of each
Underlying is greater than or
equal to its Interest Barrier on
each day during that Quarterly
Monitoring Period.
The closing value of any
Underlying is less than its
Interest Barrier on any day
during that Quarterly
Monitoring Period.
The notes will be automatically
called on the applicable Call
Settlement Date and you will receive
$1,000.
No further payments will be made on
the notes.
Prior to the Final Review
Date
You will receive (a) $1,000 plus (b)
the Contingent Interest Payment
applicable to the final Review Date.
The notes are not
automatically called.
Proceed to maturity
Final Review Date Payment at Maturity
The Final
Value of each
Underlying is
greater than
or equal to
its Trigger
Value.
You will receive:
$1,000 + ($1,000 ×Least
Performing Underlying Return)
Under these circumstances, you
will lose a significant portion or all
of your principal amount at maturity.
The Final Value of
any Underlying is
less than its
Trigger Value.
Final Quarterly Monitoring
Period
The closing value of
each Underlying is
greater than or equal
to its Interest Barrier on
each day during the final
Quarterly Monitoring
Period.
The closing value of any
Underlying is less than
its Interest Barrier on
any day during the final
Quarterly Monitoring
Period.
Therefore the closing
value of at least one
Underlying is less than
its Interest Barrier on at
least one day during eh
final Quarterly monitoring
Period.
You will receive $1,000.

PS-3 | Structured Investments
Auto Callable Contingent Interest Notes Linked to the Least Performing of
the S&P 500® Index, the iShares® MSCI EAFE ETF and the iShares® MSCI
Emerging Markets ETF
16
$566.000
15
$530.625
14
$495.250
13
$459.875
12
$424.500
11
$389.125
10
$353.750
9
$318.375
8
$283.000
7
$247.625
6
$212.250
5
$176.875
4
$141.500
3
$106.125
2
$70.750
1
$35.375
0
$0.000
Hypothetical Payout Examples
The following examples illustrate payments on the notes linked to three hypothetical Underlyings, assuming a range of performances for the hypothetical Least Performing Underlying on the Review Dates and during the Quarterly Monitoring Periods. Solely for purposes of this section, the Least Performing Underlying with respect to each Review Date is the least performing of the
Underlyings determined based on the closing value of each Underlying on that Review Date compared with its Strike Value.
Each hypothetical payment set forth below assumes that, for each Quarterly Monitoring Period, the closing value of each
Underlying that is not the Least Performing Underlying with respect to the applicable Review Date on which that Quarterly
Monitoring Period ends is greater than or equal to its Interest Barrier on each day during that Quarterly Monitoring Period.
The hypothetical payments set forth below assume the following:
• a Strike Value for each Underlying of 100.00;
• an Interest Barrier for each Underlying of 70.00 (equal to 70.00% of its hypothetical Strike Value);
• a Trigger Value for each Underlying of 60.00 (equal to 60.00% of its hypothetical Strike Value); and
• a Contingent Interest Rate of 14.15% per annum.
The hypothetical Strike Value of each Underlying of 100.00 has been chosen for illustrative purposes only and does not represent the actual Strike Value of any Underlying. The actual Strike Value of each Underlying is the closing value of that Underlying on the Strike
Date and is specified under “Key Terms — Strike Value” in this pricing supplement. For historical data regarding the actual closing values of each Underlying, please see the historical information set forth under “The Underlyings” in this pricing supplement.
Each hypothetical payment set forth below is for illustrative purposes only and may not be the actual payment applicable to a purchaser of the notes. The numbers appearing in the following examples have been rounded for ease of analysis.
Example 1 — Notes are automatically called on the first Review Date.
Date
Closing Value of Least
Performing Underlying on Review
Date
Lowest Closing Value of
Least Performing Underlying
During Quarterly Monitoring
Period
Payment (per $1,000 principal amount
note)
First Review
Date
105.00
95.00
$1,035.375
Total Payment
$1,035.375 (3.5375% return)
Because the closing value of each Underlying on the first Review Date is greater than or equal to its Strike Value and the closing value of each Underlying on each day during the first Quarterly Monitoring Period is greater than or equal to its Interest Barrier, the notes will

PS-4 | Structured Investments
Auto Callable Contingent Interest Notes Linked to the Least Performing of
the S&P 500® Index, the iShares® MSCI EAFE ETF and the iShares® MSCI
Emerging Markets ETF
be automatically called for a cash payment, for each $1,000 principal amount note, of $1,035.375 (or $1,000 plus the Contingent
Interest Payment applicable to the first Quarterly Monitoring Period), payable on the applicable Call Settlement Date. No further payments will be made on the notes.
Example 2 — Notes have NOT been automatically called, the Final Value of the Least Performing Underlying is greater than or equal to its Trigger Value and the closing value of each Underlying on each day during the final Quarterly Monitoring Period is greater than or equal to its Interest Barrier.
Date
Closing Value of Least
Performing Underlying on
Review Date
Lowest Closing Value of Least
Performing Underlying During
Quarterly Monitoring Period
Payment (per $1,000 principal amount
note)
First Review Date
95.00
90.00
$35.375
Second Review
Date
85.00
80.00
$35.375
Third through
Nineteenth
Review Dates
Less than Interest Barrier
Less than Interest Barrier
$0
Final Review Date
90.00
90.00
$1,035.375
Total Payment
$1,106.125 (10.6125% return)
Because the notes have not been automatically called, the Final Value of the Least Performing Underlying is greater than or equal to its
Trigger Value and the closing value of each Underlying on each day during the final Quarterly Monitoring Period is greater than or equal to its Interest Barrier, the payment at maturity, for each $1,000 principal amount note, will be $1,035.375 (or $1,000 plus the Contingent
Interest Payment applicable to the final Quarterly Monitoring Period). When added to the Contingent Interest Payments received with respect to the prior Quarterly Monitoring Periods, the total amount paid, for each $1,000 principal amount note, is $1,106.125.
Example 3 — Notes have NOT been automatically called, the Final Value of the Least Performing Underlying is greater than or equal to its Trigger Value but the closing value of at least one Underlying on at least one day during the final Quarterly
Monitoring Period is less than its Interest Barrier.
Date
Closing Value of Least
Performing Underlying on
Review Date
Lowest Closing Value of Least
Performing Underlying During
Quarterly Monitoring Period
Payment (per $1,000 principal amount
note)
First Review Date
95.00
90.00
$35.375
Second Review
Date
85.00
80.00
$35.375
Third through
Nineteenth
Review Dates
Less than Interest Barrier
Less than Interest Barrier
$0
Final Review Date
90.00
65.00
$1,000.00
Total Payment
$1,070.75 (7.075% return)
Because the notes have not been automatically called, the Final Value of the Least Performing Underlying is greater than or equal to its
Trigger Value but the closing value of at least one Underlying on at least one day during the final Quarterly Monitoring Period is less than its Interest Barrier, the payment at maturity, for each $1,000 principal amount note, will be $1,000.00. When added to the
Contingent Interest Payments received with respect to the prior Quarterly Monitoring Periods, the total amount paid, for each $1,000 principal amount note, is $1,070.75.

PS-5 | Structured Investments
Auto Callable Contingent Interest Notes Linked to the Least Performing of
the S&P 500® Index, the iShares® MSCI EAFE ETF and the iShares® MSCI
Emerging Markets ETF
Example 4 — Notes have NOT been automatically called and the Final Value of the Least Performing Underlying is less than its Trigger Value.
Date
Closing Value of Least
Performing Underlying on
Review Date
Lowest Closing Value of Least
Performing Underlying During
Quarterly Monitoring Period
Payment (per $1,000 principal amount
note)
First Review Date
40.00
30.00
$0
Second Review
Date
45.00
40.00
$0
Third through
Nineteenth
Review Dates
Less than Interest Barrier
Less than Interest Barrier
$0
Final Review Date
40.00
40.00
$400.00
Total Payment
$400.00 (-60.00% return)
Because the notes have not been automatically called, the Final Value of the Least Performing Underlying is less than its Trigger Value
(and, therefore, the closing value of at least one Underlying on at least one day during the final Quarterly Monitoring Period is less than its Interest Barrier) and the Least Performing Underlying Return is -60.00%, the payment at maturity will be $400.00 per $1,000 principal amount note, calculated as follows:
$1,000 + [$1,000 × (-60.00%)] = $400.00
The hypothetical returns and hypothetical payments on the notes shown above apply only if you hold the notes for their entire term or until automatically called. These hypotheticals do not reflect the fees or expenses that would be associated with any sale in the secondary market. If these fees and expenses were included, the hypothetical returns and hypothetical payments shown above would likely be lower.
Selected Risk Considerations
An investment in the notes involves significant risks. These risks are explained in more detail in the “Risk Factors” sections of the accompanying prospectus supplement and product supplement.
Risks Relating to the Notes Generally
• YOUR INVESTMENT IN THE NOTES MAY RESULT IN A LOSS —
The notes do not guarantee any return of principal. If the notes have not been automatically called and the Final Value of any
Underlying is less than its Trigger Value, you will lose 1% of the principal amount of your notes for every 1% that the Final Value of the Least Performing Underlying is less than its Strike Value. Accordingly, under these circumstances, you will lose more than
40.00% of your principal amount at maturity and could lose all of your principal amount at maturity.
• THE NOTES DO NOT GUARANTEE THE PAYMENT OF INTEREST AND MAY NOT PAY ANY INTEREST AT ALL —
If the notes have not been automatically called, we will make a Contingent Interest Payment with respect to a Quarterly Monitoring
Period only if the closing value of each Underlying on each day during that Quarterly Monitoring Period is greater than or equal to its Interest Barrier. If the closing value of any Underlying on any day during a Quarterly Monitoring Period is less than its Interest
Barrier, no Contingent Interest Payment will be made with respect to that Quarterly Monitoring Period. Accordingly, if the closing value of any Underlying on any day during each Quarterly Monitoring Period is less than its Interest Barrier, you will not receive any interest payments over the term of the notes.
• CREDIT RISKS OF JPMORGAN FINANCIAL AND JPMORGAN CHASE & CO. —
Investors are dependent on our and JPMorgan Chase & Co.’s ability to pay all amounts due on the notes. Any actual or potential change in our or JPMorgan Chase & Co.’s creditworthiness or credit spreads, as determined by the market for taking that credit risk, is likely to adversely affect the value of the notes. If we and JPMorgan Chase & Co. were to default on our payment obligations, you may not receive any amounts owed to you under the notes and you could lose your entire investment.
• AS A FINANCE SUBSIDIARY, JPMORGAN FINANCIAL HAS NO INDEPENDENT ACTIVITIES AND HAS LIMITED ASSETS —
As a finance subsidiary of JPMorgan Chase & Co., we have no independent activities beyond the issuance and administration of our securities and the collection of intercompany obligations. Aside from the initial capital contribution from JPMorgan Chase &
Co., substantially all of our assets relate to obligations of JPMorgan Chase & Co. to make payments under loans made by us to
JPMorgan Chase & Co. or under other intercompany agreements. As a result, we are dependent upon payments from JPMorgan
Chase & Co. to meet our obligations under the notes. We are not an operating subsidiary of JPMorgan Chase & Co. and in a

PS-6 | Structured Investments
Auto Callable Contingent Interest Notes Linked to the Least Performing of
the S&P 500® Index, the iShares® MSCI EAFE ETF and the iShares® MSCI
Emerging Markets ETF
bankruptcy or resolution of JPMorgan Chase & Co. we are not expected to have sufficient resources to meet our obligations in respect of the notes as they come due. If JPMorgan Chase & Co. does not make payments to us and we are unable to make payments on the notes, you may have to seek payment under the related guarantee by JPMorgan Chase & Co., and that guarantee will rank pari passu with all other unsecured and unsubordinated obligations of JPMorgan Chase & Co. For more information, see “Risk Factors — Holders of securities issued by JPMorgan Financial may be subject to losses if JPMorgan Chase
& Co. were to enter into a resolution” in the accompanying prospectus supplement.
• THE OPPORTUNITY TO RECEIVE A CONTINGENT INTEREST PAYMENT WITH RESPECT TO ANY QUARTERLY
MONITORING PERIOD MAY TERMINATE ON ANY DAY DURING THAT QUARTERLY MONITORING PERIOD —
If the closing value of any Underlying on any day during a Quarterly Monitoring Period is less than its Interest Barrier, no
Contingent Interest Payment will be made with respect to that Quarterly Monitoring Period, even if the closing value of each
Underlying on each of the other days during that Quarterly Monitoring Period, including the related Review Date, is greater than or equal to its Interest Barrier.
• THE APPRECIATION POTENTIAL OF THE NOTES IS LIMITED TO THE SUM OF ANY CONTINGENT INTEREST PAYMENTS
THAT MAY BE PAID OVER THE TERM OF THE NOTES,
regardless of any appreciation of any Underlying, which may be significant. You will not participate in any appreciation of any
Underlying.
• YOU ARE EXPOSED TO THE RISK OF DECLINE IN THE VALUE OF EACH UNDERLYING —
Payments on the notes are not linked to a basket composed of the Underlyings and are contingent upon the performance of each individual Underlying. Poor performance by any of the Underlyings over the term of the notes may result in the notes not being automatically called on a Review Date, may negatively affect whether you will receive a Contingent Interest Payment on any
Interest Payment Date and your payment at maturity and will not be offset or mitigated by positive performance by any other
Underlying.
• YOUR PAYMENT AT MATURITY WILL BE DETERMINED BY THE LEAST PERFORMING UNDERLYING.
• THE BENEFIT PROVIDED BY THE TRIGGER VALUE MAY TERMINATE ON THE FINAL REVIEW DATE —
If the Final Value of any Underlying is less than its Trigger Value and the notes have not been automatically called, the benefit provided by the Trigger Value will terminate and you will be fully exposed to any depreciation of the Least Performing Underlying.
• THE AUTOMATIC CALL FEATURE MAY FORCE A POTENTIAL EARLY EXIT —
If your notes are automatically called, the term of the notes may be reduced to as short as approximately three months and you will not receive any Contingent Interest Payments after the applicable Call Settlement Date. There is no guarantee that you would be able to reinvest the proceeds from an investment in the notes at a comparable return and/or with a comparable interest rate for a similar level of risk. Even in cases where the notes are called before maturity, you are not entitled to any fees and commissions described on the front cover of this pricing supplement.

PS-7 | Structured Investments
Auto Callable Contingent Interest Notes Linked to the Least Performing of
the S&P 500® Index, the iShares® MSCI EAFE ETF and the iShares® MSCI
Emerging Markets ETF
• YOU WILL NOT RECEIVE DIVIDENDS ON EITHER FUND OR THE SECURITIES INCLUDED IN OR HELD BY ANY
UNDERLYING OR HAVE ANY RIGHTS WITH RESPECT TO EITHER FUND OR THOSE SECURITIES.
• THE RISK OF THE CLOSING VALUE OF AN UNDERLYING FALLING BELOW ITS INTEREST BARRIER OR TRIGGER
VALUE IS GREATER IF THE VALUE OF THAT UNDERLYING IS VOLATILE.
• WE MAY ACCELERATE YOUR NOTES IF AN ACCELERATION EVENT OCCURS —
Upon the announcement or occurrence of an acceleration event, we may, in our sole and absolute discretion, accelerate the payment on your notes and pay you an amount determined by the calculation agent in good faith and in a commercially reasonable manner by reference to the values of any fixed-income debt component and any derivatives underlying the economic terms of the notes as of the date of the notice of acceleration. An acceleration event means a Fund is delisted, liquidated or otherwise terminated and the calculation agent determines, in its sole discretion, that no successor fund is available. If the payment on your notes is accelerated, your investment may result in a loss, and you may not be able to reinvest your money in a comparable investment. Please see “The Underlyings — Funds — Discontinuation or Modification of a Fund” in the accompanying product supplement for more information.
• LACK OF LIQUIDITY —
The notes will not be listed on any securities exchange. Accordingly, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which JPMS is willing to buy the notes. You may not be able to sell your notes. The notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your notes to maturity.
Risks Relating to Conflicts of Interest
• POTENTIAL CONFLICTS —
We and our affiliates play a variety of roles in connection with the notes. In performing these duties, our and JPMorgan Chase &
Co.’s economic interests are potentially adverse to your interests as an investor in the notes. It is possible that hedging or trading activities of ours or our affiliates in connection with the notes could result in substantial returns for us or our affiliates while the value of the notes declines. Please refer to “Risk Factors — Risks Relating to Conflicts of Interest” in the accompanying product supplement.
Risks Relating to the Estimated Value and Secondary Market Prices of the Notes
• THE ESTIMATED VALUE OF THE NOTES IS LOWER THAN THE ORIGINAL ISSUE PRICE (PRICE TO PUBLIC) OF THE
NOTES —
The estimated value of the notes is only an estimate determined by reference to several factors. The original issue price of the notes exceeds the estimated value of the notes because costs associated with selling, structuring and hedging the notes are included in the original issue price of the notes. These costs include the selling commissions, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the notes, the estimated cost of hedging our obligations under the notes and the fees, if any, paid for third-party data analytics and/or electronic platform services. See “The
Estimated Value of the Notes” in this pricing supplement.
• THE ESTIMATED VALUE OF THE NOTES DOES NOT REPRESENT FUTURE VALUES OF THE NOTES AND MAY DIFFER
FROM OTHERS’ ESTIMATES —
See “The Estimated Value of the Notes” in this pricing supplement.
• THE ESTIMATED VALUE OF THE NOTES IS DERIVED BY REFERENCE TO AN INTERNAL FUNDING RATE —
The internal funding rate used in the determination of the estimated value of the notes may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the notes as well as the higher issuance, operational and ongoing liability management costs of the notes in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the notes. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the notes and any secondary market prices of the notes. See “The Estimated Value of the Notes” in this pricing supplement.

PS-8 | Structured Investments
Auto Callable Contingent Interest Notes Linked to the Least Performing of
the S&P 500® Index, the iShares® MSCI EAFE ETF and the iShares® MSCI
Emerging Markets ETF
• THE VALUE OF THE NOTES AS PUBLISHED BY JPMS (AND WHICH MAY BE REFLECTED ON CUSTOMER ACCOUNT
STATEMENTS) MAY BE HIGHER THAN THE THEN-CURRENT ESTIMATED VALUE OF THE NOTES FOR A LIMITED TIME
PERIOD —
We generally expect that some of the costs included in the original issue price of the notes will be partially paid back to you in connection with any repurchases of your notes by JPMS in an amount that will decline to zero over an initial predetermined period.
See “Secondary Market Prices of the Notes” in this pricing supplement for additional information relating to this initial period.
Accordingly, the estimated value of your notes during this initial period may be lower than the value of the notes as published by
JPMS (and which may be shown on your customer account statements).
• SECONDARY MARKET PRICES OF THE NOTES WILL LIKELY BE LOWER THAN THE ORIGINAL ISSUE PRICE OF THE
NOTES —
Any secondary market prices of the notes will likely be lower than the original issue price of the notes because, among other things, secondary market prices take into account our internal secondary market funding rates for structured debt issuances and, also, because secondary market prices may exclude selling commissions, projected hedging profits, if any, estimated hedging costs and fees, if any, paid for third-party data analytics and/or electronic platform services that are included in the original issue price of the notes. As a result, the price, if any, at which JPMS will be willing to buy the notes from you in secondary market transactions, if at all, is likely to be lower than the original issue price. Furthermore, if you sell your notes, you will likely be charged a commission for secondary market transactions, or the price will likely reflect a dealer discount and/or fees for use of an electronic platform to facilitate secondary market activity. Any sale by you prior to the Maturity Date could result in a substantial loss to you.
• SECONDARY MARKET PRICES OF THE NOTES WILL BE IMPACTED BY MANY ECONOMIC AND MARKET FACTORS —
The secondary market price of the notes during their term will be impacted by a number of economic and market factors, which may either offset or magnify each other, aside from the selling commissions, projected hedging profits, if any, estimated hedging costs and the values of the Underlyings. Additionally, independent pricing vendors and/or third party broker-dealers may publish a price for the notes, which may also be reflected on customer account statements. This price may be different (higher or lower)
than the price of the notes, if any, at which JPMS may be willing to purchase your notes in the secondary market. See “Risk
Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Notes — Secondary market prices of the notes will be impacted by many economic and market factors” in the accompanying product supplement.
Risks Relating to the Underlyings
• JPMORGAN CHASE & CO. IS CURRENTLY ONE OF THE COMPANIES THAT MAKE UP THE INDEX,
but JPMorgan Chase & Co. will not have any obligation to consider your interests in taking any corporate action that might affect the level of the Index.
• THERE ARE RISKS ASSOCIATED WITH THE FUNDS —
The Funds are subject to management risk, which is the risk that the investment strategies of the applicable Fund’s investment adviser, the implementation of which is subject to a number of constraints, may not produce the intended results. These constraints could adversely affect the market prices of the shares of the Funds and, consequently, the value of the notes.
• THE PERFORMANCE AND MARKET VALUE OF EACH FUND, PARTICULARLY DURING PERIODS OF MARKET
VOLATILITY, MAY NOT CORRELATE WITH THE PERFORMANCE OF THAT FUND’S UNDERLYING INDEX AS WELL AS
THE NET ASSET VALUE PER SHARE —
Each Fund does not fully replicate its Underlying Index (as defined under “The Underlyings” below) and may hold securities different from those included in its Underlying Index. In addition, the performance of each Fund will reflect additional transaction costs and fees that are not included in the calculation of its Underlying Index. All of these factors may lead to a lack of correlation between the performance of each Fund and its Underlying Index. In addition, corporate actions with respect to the equity securities underlying a Fund (such as mergers and spin-offs) may impact the variance between the performances of that Fund and its
Underlying Index. Finally, because the shares of each Fund are traded on a securities exchange and are subject to market supply and investor demand, the market value of one share of each Fund may differ from the net asset value per share of that Fund.
During periods of market volatility, securities underlying each Fund may be unavailable in the secondary market, market participants may be unable to calculate accurately the net asset value per share of that Fund and the liquidity of that Fund may be adversely affected. This kind of market volatility may also disrupt the ability of market participants to create and redeem shares of a Fund. Further, market volatility may adversely affect, sometimes materially, the prices at which market participants are willing to buy and sell shares of a Fund. As a result, under these circumstances, the market value of shares of a Fund may vary substantially from the net asset value per share of that Fund. For all of the foregoing reasons, the performance of each Fund may not correlate with the performance of its Underlying Index as well as the net asset value per share of that Fund, which could materially and adversely affect the value of the notes in the secondary market and/or reduce any payment on the notes.

PS-9 | Structured Investments
Auto Callable Contingent Interest Notes Linked to the Least Performing of
the S&P 500® Index, the iShares® MSCI EAFE ETF and the iShares® MSCI
Emerging Markets ETF
• NON-U.S. SECURITIES RISK WITH RESPECT TO THE FUNDS —
The equity securities held by the Funds have been issued by non-U.S. companies. Investments in securities linked to the value of such non-U.S. equity securities involve risks associated with the home countries and/or the securities markets in the home countries of the issuers of those non-U.S. equity securities. Also, there is generally less publicly available information about companies in some of these jurisdictions than there is about U.S. companies that are subject to the reporting requirements of the
SEC.
• THE NOTES ARE SUBJECT TO CURRENCY EXCHANGE RISK WITH RESPECT TO THE FUNDS —
Because the prices of the non-U.S. equity securities held by each Fund are converted into U.S. dollars for purposes of calculating the net asset value of that Fund, holders of the notes will be exposed to currency exchange rate risk with respect to each of the currencies in which the non-U.S. equity securities held by that Fund trade. With respect to each Fund, your net exposure will depend on the extent to which those currencies strengthen or weaken against the U.S. dollar and the relative weight of equity securities held by that Fund denominated in each of those currencies. If, taking into account the relevant weighting, the U.S. dollar strengthens against those currencies, the price of the relevant Fund will be adversely affected and any payment on the notes may be reduced.
• EMERGING MARKETS RISK WITH RESPECT TO THE iSHARES® MSCI EMERGING MARKETS ETF —
The equity securities held by the iShares® MSCI Emerging Markets ETF have been issued by non-U.S. companies located in emerging markets countries. Countries with emerging markets may have relatively unstable governments, may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and may have less protection of property rights than more developed countries. The economies of countries with emerging markets may be based on only a few industries, may be highly vulnerable to changes in local or global trade conditions, and may suffer from extreme and volatile debt burdens or inflation rates. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times.
• RECENT EXECUTIVE ORDERS MAY ADVERSELY AFFECT THE PERFORMANCE OF THE iSHARES® MSCI EMERGING
MARKETS ETF —
Pursuant to recent executive orders, U.S. persons are prohibited from engaging in transactions in, or possession of, publicly traded securities of certain companies that are determined to be linked to the People’s Republic of China military, intelligence and security apparatus, or securities that are derivative of, or are designed to provide investment exposure to, those securities. The sponsor of the Underlying Index for the iShares® MSCI Emerging Markets ETF has recently removed the equity securities of a small number of companies from that Underlying Index in response to these executive orders and, as a result, these stocks have also been removed from the iShares® MSCI Emerging Markets ETF. If the issuer of any of the equity securities held by the iShares® MSCI
Emerging Markets ETF is in the future designated as such a prohibited company, the value of that company may be adversely affected, perhaps significantly, which would adversely affect the performance of the iShares® MSCI Emerging Markets ETF. In addition, under these circumstances, each of the sponsor of the Underlying Index for the iShares® MSCI Emerging Markets ETF
and the iShares® MSCI Emerging Markets ETF is expected to remove the equity securities of that company from that Underlying
Index and the iShares® MSCI Emerging Markets ETF, respectively. Any changes to the composition of the iShares® MSCI
Emerging Markets ETF in response to these executive orders could adversely affect the performance of the iShares® MSCI
Emerging Markets ETF.
• THE ANTI-DILUTION PROTECTION FOR THE FUNDS IS LIMITED —
The calculation agent will make adjustments to the Share Adjustment Factor for each Fund for certain events affecting the shares of that Fund. However, the calculation agent will not make an adjustment in response to all events that could affect the shares of the Funds. If an event occurs that does not require the calculation agent to make an adjustment, the value of the notes may be materially and adversely affected.

PS-10 | Structured Investments
Auto Callable Contingent Interest Notes Linked to the Least Performing of
the S&P 500® Index, the iShares® MSCI EAFE ETF and the iShares® MSCI
Emerging Markets ETF
The Underlyings
The Index consists of stocks of 500 companies selected to provide a performance benchmark for the large market capitalization segment of the U.S. equity markets. For additional information about the Index, see “Equity Index Descriptions — The S&P U.S.
Indices” in the accompanying underlying supplement.
The iShares® MSCI EAFE ETF is an exchange-traded fund of iShares® Trust, a registered investment company, that seeks to track the investment results, before fees and expenses, of an index composed of large- and mid-capitalization developed market equities, excluding the United States and Canada, which we refer to as the Underlying Index with respect to the iShares® MSCI EAFE ETF. The
Underlying Index with respect to the iShares® MSCI EAFE ETF is currently the MSCI EAFE® Index. The MSCI EAFE® Index is a free float-adjusted market capitalization index that is designed to measure the equity market performance of the large- and mid-cap segments of certain developed markets, excluding the United States and Canada. For additional information about the iShares® MSCI
EAFE ETF, see “Fund Descriptions — The iShares® ETFs” in the accompanying underlying supplement..
The iShares® MSCI Emerging Markets ETF is an exchange-traded fund of iShares®, Inc., a registered investment company, that seeks to track the investment results, before fees and expenses, of an index composed of large- and mid-capitalization emerging market equities, which we refer to as the Underlying Index with respect to the iShares® MSCI Emerging Markets ETF. The Underlying Index
with respect to the iShares® MSCI Emerging Markets ETF is currently the MSCI Emerging Markets Index. The MSCI Emerging
Markets Index is a free float-adjusted market capitalization index that is designed to measure the equity market performance of the large- and mid-cap segments of global emerging markets. For additional information about the iShares® MSCI Emerging Markets ETF, see “Fund Descriptions — The iShares® ETFs” in the accompanying underlying supplement.
Historical Information
The following graphs set forth the historical performance of each Underlying based on the weekly historical closing values from January
8, 2021 through May 15, 2026. The closing value of the Index on May 19, 2026 was 7,353.61. The closing value of the iShares® MSCI
EAFE ETF on May 19, 2026 was $101.92. The closing value of the iShares® MSCI Emerging Markets ETF on May 19, 2026 was
$64.26. We obtained the closing values above and below from the Bloomberg Professional® service (“Bloomberg”), without independent verification. The closing values of the Funds above and below may have been adjusted by Bloomberg for actions taken by the Funds, such as stock splits.
The historical closing values of each Underlying should not be taken as an indication of future performance, and no assurance can be given as to the closing value of any Underlying on any Review Date or any day during any Quarterly Monitoring Period. There can be no assurance that the performance of the Underlyings will result in the return of any of your principal amount or the payment of any interest.

PS-11 | Structured Investments
Auto Callable Contingent Interest Notes Linked to the Least Performing of
the S&P 500® Index, the iShares® MSCI EAFE ETF and the iShares® MSCI
Emerging Markets ETF
Tax Treatment
You should review carefully the section entitled “United States Federal Taxation” in the accompanying prospectus supplement. In determining our reporting responsibilities we intend to treat (i) the notes for U.S. federal income tax purposes as prepaid forward contracts with associated contingent coupons and (ii) any Contingent Interest Payments as ordinary income, as described in the section entitled “United States Federal Taxation — Tax Consequences to U.S. Holders — Program Securities Treated as Prepaid Financial
Contracts with Associated Coupons” in the accompanying prospectus supplement. Based on the advice of Davis Polk & Wardwell LLP, our special tax counsel, we believe that this is a reasonable treatment, but that there are other reasonable treatments that the IRS or a court may adopt, in which case the timing and character of any income or loss on the notes could be materially affected. In addition, in
2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments and the relevance of factors such as the nature of the underlying property to which the instruments are linked. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially affect the tax consequences of an investment in the notes, possibly with retroactive effect. The discussions above and in the accompanying prospectus supplement do not address the consequences to taxpayers subject to special tax accounting rules under Section 451(b) of the Code. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the notes, including possible alternative treatments and the issues presented by the notice described above.
Non-U.S. Holders — Tax Considerations. The U.S. federal income tax treatment of Contingent Interest Payments is uncertain, and although we believe it is reasonable to take a position that Contingent Interest Payments are not subject to U.S. withholding tax (at least

PS-12 | Structured Investments
Auto Callable Contingent Interest Notes Linked to the Least Performing of
the S&P 500® Index, the iShares® MSCI EAFE ETF and the iShares® MSCI
Emerging Markets ETF
if an applicable Form W-8 is provided), it is expected that withholding agents will (and we, if we are the withholding agent, intend to)
withhold on any Contingent Interest Payment paid to a Non-U.S. Holder generally at a rate of 30% or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision. We will not be required to pay any additional amounts with respect to amounts withheld. In order to claim an exemption from, or a reduction in, the 30% withholding tax, a Non-U.S. Holder of the notes must comply with certification requirements to establish that it is not a U.S. person and is eligible for such an exemption or reduction under an applicable tax treaty. If you are a Non-U.S. Holder, you should consult your tax adviser regarding the tax treatment of the notes, including the possibility of obtaining a refund of any withholding tax and the certification requirement described above.
Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax (unless an income tax treaty applies) on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. Section 871(m) provides certain exceptions to this withholding regime, including for instruments linked to certain broad-based indices that meet requirements set forth in the applicable
Treasury regulations. Additionally, a recent IRS notice excludes from the scope of Section 871(m) instruments issued prior to January
1, 2027 that do not have a delta of one with respect to underlying securities that could pay U.S.-source dividends for U.S. federal income tax purposes (each an “Underlying Security”). Based on certain determinations made by us, our special tax counsel is of the opinion that Section 871(m) should not apply to the notes with regard to Non-U.S. Holders. Our determination is not binding on the
IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. You should consult your tax adviser regarding the potential application of Section 871(m) to the notes.
In the event of any withholding on the notes, we will not be required to pay any additional amounts with respect to amounts so withheld.
The Estimated Value of the Notes
The estimated value of the notes set forth on the cover of this pricing supplement is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the notes, valued using the internal funding rate described below, and (2) the derivative or derivatives underlying the economic terms of the notes. The estimated value of the notes does not represent a minimum price at which JPMS would be willing to buy your notes in any secondary market (if any exists) at any time. The internal funding rate used in the determination of the estimated value of the notes may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the notes as well as the higher issuance, operational and ongoing liability management costs of the notes in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the notes. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the notes and any secondary market prices of the notes. For additional information, see “Selected Risk Considerations — Risks Relating to the Estimated Value and
Secondary Market Prices of the Notes — The Estimated Value of the Notes Is Derived by Reference to an Internal Funding Rate” in this pricing supplement.
The value of the derivative or derivatives underlying the economic terms of the notes is derived from internal pricing models of our affiliates. These models are dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, the estimated value of the notes is determined when the terms of the notes are set based on market conditions and other relevant factors and assumptions existing at that time.
The estimated value of the notes does not represent future values of the notes and may differ from others’ estimates. Different pricing models and assumptions could provide valuations for the notes that are greater than or less than the estimated value of the notes. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the notes could change significantly based on, among other things, changes in market conditions, our or
JPMorgan Chase & Co.’s creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which JPMS would be willing to buy notes from you in secondary market transactions.
The estimated value of the notes is lower than the original issue price of the notes because costs associated with selling, structuring and hedging the notes are included in the original issue price of the notes. These costs include the selling commissions paid to JPMS and other affiliated or unaffiliated dealers, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the notes, the estimated cost of hedging our obligations under the notes and the fees, if any, paid for third-party data analytics and/or electronic platform services. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. A portion of the profits, if any, realized in hedging our obligations under the notes may be allowed to other affiliated or unaffiliated dealers,

PS-13 | Structured Investments
Auto Callable Contingent Interest Notes Linked to the Least Performing of
the S&P 500® Index, the iShares® MSCI EAFE ETF and the iShares® MSCI
Emerging Markets ETF
and we or one or more of our affiliates will retain any remaining hedging profits. See “Selected Risk Considerations — Risks Relating to the Estimated Value and Secondary Market Prices of the Notes — The Estimated Value of the Notes Is Lower Than the Original
Issue Price (Price to Public) of the Notes” in this pricing supplement.
Secondary Market Prices of the Notes
For information about factors that will impact any secondary market prices of the notes, see “Risk Factors — Risks Relating to the
Estimated Value and Secondary Market Prices of the Notes — Secondary market prices of the notes will be impacted by many economic and market factors” in the accompanying product supplement. In addition, we generally expect that some of the costs included in the original issue price of the notes will be partially paid back to you in connection with any repurchases of your notes by
JPMS in an amount that will decline to zero over an initial predetermined period. These costs can include selling commissions, projected hedging profits, if any, and, in some circumstances, estimated hedging costs, our internal secondary market funding rates for structured debt issuances and the fees paid for third-party data analytics and/or electronic platform services. This initial predetermined time period is intended to be the shorter of six months and one-half of the stated term of the notes. The length of any such initial period reflects the structure of the notes, whether our affiliates expect to earn a profit in connection with our hedging activities, the estimated costs of hedging the notes and when these costs are incurred, as determined by our affiliates. See “Selected Risk Considerations —
Risks Relating to the Estimated Value and Secondary Market Prices of the Notes — The Value of the Notes as Published by JPMS
(and Which May Be Reflected on Customer Account Statements) May Be Higher Than the Then-Current Estimated Value of the Notes
for a Limited Time Period” in this pricing supplement.
Supplemental Use of Proceeds
The notes are offered to meet investor demand for products that reflect the risk-return profile and market exposure provided by the notes. See “How the Notes Work” and “Hypothetical Payout Examples” in this pricing supplement for an illustration of the risk-return profile of the notes and “The Underlyings” in this pricing supplement for a description of the market exposure provided by the notes.
The original issue price of the notes is equal to the estimated value of the notes plus the selling commissions paid to JPMS and other affiliated or unaffiliated dealers, plus (minus) the projected profits (losses) that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the notes, plus the estimated cost of hedging our obligations under the notes, plus the fees, if any, paid for third-party data analytics and/or electronic platform services.
Validity of the Notes and the Guarantee
In the opinion of Davis Polk & Wardwell LLP, as special products counsel to JPMorgan Financial and JPMorgan Chase & Co., when the notes offered by this pricing supplement have been issued by JPMorgan Financial pursuant to the indenture, the trustee and/or paying agent has made, in accordance with the instructions from JPMorgan Financial, the appropriate entries or notations in its records relating to the master global note that represents such notes (the “master note”), and such notes have been delivered against payment as contemplated herein, such notes will be valid and binding obligations of JPMorgan Financial and the related guarantee will constitute a valid and binding obligation of JPMorgan Chase & Co., enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (x)(i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above or (ii) any provision of the indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of JPMorgan Chase & Co.’s obligation under the related guarantee or (y) the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of the stated principal amount upon acceleration of the notes to the extent determined to constitute unearned interest. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware
Limited Liability Company Act, except that such counsel expresses no opinion as to (i) any law, rule or regulation that is applicable to
JPMorgan Financial or JPMorgan Chase & Co., the indenture, the notes, the related guarantee (together with the indenture and the notes, the “Documents”) or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to any party to any of the Documents or any of its affiliates due to the specific assets or business of such party or such affiliate or (ii) any law, rule or regulation relating to national security. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and its authentication of the master note and the validity, binding nature and enforceability of the indenture with respect to the trustee, all as stated in the letter of such counsel dated February 24, 2026, which was filed as an exhibit to the Registration Statement on Form S-3 by JPMorgan Financial and JPMorgan Chase & Co. on February 24,
2026.
Additional Terms Specific to the Notes
You should read this pricing supplement together with the accompanying prospectus, as supplemented by the accompanying prospectus supplement relating to our Series A medium-term notes of which these notes are a part, and the more detailed information

PS-14 | Structured Investments
Auto Callable Contingent Interest Notes Linked to the Least Performing of
the S&P 500® Index, the iShares® MSCI EAFE ETF and the iShares® MSCI
Emerging Markets ETF
contained in the accompanying product supplement and the accompanying underlying supplement. This pricing supplement, together with the documents listed below, contains the terms of the notes and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in the “Risk Factors” sections of the accompanying prospectus supplement and the accompanying product supplement, as the notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the notes.
You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):
• Product supplement no. 3-I dated April 17, 2026:
http://www.sec.gov/Archives/edgar/data/19617/000121390026045198/ea0285802-20_424b2.pdf
• Underlying supplement no. 1-I dated April 17, 2026:
http://www.sec.gov/Archives/edgar/data/19617/000121390026045209/ea0285802-11_424b2.pdf
• Prospectus supplement and prospectus, each dated April 17, 2026:
http://www.sec.gov/Archives/edgar/data/19617/000095010326005889/crt_dp245141-424b2.pdf
Our Central Index Key, or CIK, on the SEC website is 1665650, and JPMorgan Chase & Co.’s CIK is 19617. As used in this pricing supplement, “we,” “us” and “our” refer to JPMorgan Financial.